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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Leap Therapeutics, Inc. on Form S-3 (No. 333-221968) and Form S-8 (No. 333-215787) of our report dated February 23, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about February 23, 2018.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania
February 23, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM